UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 13, 2024

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street,
Southern Pines,	NC	28387
(Address of Principal Executive Offices)		(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered:
Common Stock, No Par Value	FBNC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

First Bancorp
INDEX

Page

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Signatures	4

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously disclosed in its Current Report on Form 8-K filed on May 14, 2024, First Bancorp (the “Company”) recently announced changes in the management team of the Company and its subsidiary, First Bank (the “Bank”): on May 13, 2024, Christian Wilson (age 43) was named Executive Vice President and Chief Operating Officer of the Bank and Brent Hicks (age 52) was named Executive Vice President and Chief Accounting Officer of the Company and the Bank.

Mr. Wilson will receive a base salary of $375,000, and an initial restricted stock award of $150,000 of Company stock. He will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus of up to 30% of his base salary, payable half in cash and half in stock, with the stock vesting over a three year period. He will also be eligible to receive stock-based equity awards under the Company’s 2024 equity plan.

Mr. Hicks will receive a base salary of $300,000, and an initial restricted stock award of $50,000 of Company stock. He will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus of up to 20% of his base salary, initially payable in cash only for 2024, and thereafter payable half in cash and half in stock, with the stock vesting over a three year period. He will also be eligible to receive stock-based equity awards under the Company’s 2024 equity plan.

In connection with his appointment, Mr. Hicks has entered into a Change in Control Agreement with the Company and the Bank, pursuant to which he has agreed to certain nonsolicitation and nondisclosure covenants in exchange for which he will generally be entitled to receive a cash payment equal to his then base salary in the event he is terminated without cause or for good reason within one year of a change of control of the Company.

Neither Mr. Wilson nor Mr. Hicks have a direct or material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between either Mr. Wilson or Mr. Hicks and any other person pursuant to which they were selected for their newly-appointed positions, nor are they related to any member of the Board of Directors or executive officers of the Company.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCORP

May 17, 2024	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

4